                                                               Exhibit 99.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



                           Re:  Boston Edison Company
                                Registration on Form
                                S-3 and Form S-8



We are aware that our report dated April 27, 1995 on our review of the interim financial information of Boston Edison Company for the period ended March 31, 1995 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-3 (File Nos. 33-36824 and 33-57840) and on Form S-8 (File Nos. 33-00810, 33-7558, 33-38434, 33-48424, 33-
48425, 33-59662, 33-59682 and 33-58457).  Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





Boston, Massachusetts			COOPERS & LYBRAND L.L.P.
April 27, 1995